UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) October 16, 2006


                                  CytoDyn, Inc.
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             (Exact name of registrant as specified in its charter)


          Colorado                      000-49908                 75-3056237
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


               227 E. Palace Ave, Suite M, Santa Fe, NM    87501
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              (Address of Principal Executive Offices)   (Zip Code)


                                 (505) 988-5520
                                 --------------
              (Registrant's telephone number, including area code)


         ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 4.02 (b)


On October 3, 2006 the company's audit committee dismissed our auditors Cordovano and Honeck LLP, as reported in the Current Report on Form 8-K filed on October 6, 2006.

On October 16, 2006 our new auditors Pender Newkirk & Company informed our Corporate Secretary and Vice President that they identified a misstatement in the financial statements filed as part of our Annual Report on Form 10KSB for the fiscal year ended May 31, 2006, as amended on September 1, 2006 (the "Form 10KSB-A"). The misstatement related to the accounting for the conversion option on certain convertible notes payable, which were initially accounted for as a derivative liability. This derivative liability has been restated to be correctly accounted for as a beneficial conversion feature and included as a component of additional paid-in capital. As a result, Pender Newkirk has stated that the financial statements accompanying the Form 10KSB-A should not be relied upon. We will therefore amend our 10KSB-A immediately to correctly characterize this accounting.

The company's authorized officers did discuss the matters disclosed in this report with independent auditors from Cordovano & Honeck and our new auditors at Pender Newkirk. The discussions led to the disclosures as filed in this report. The authorized officers also communicated the matters disclosed with the audit committee. The officers and audit committee reviewed the disclosures as filed with the Commission and are fully aware of the matters disclosed. The officers, audit committee members and independent auditor are all in agreement with the disclosures filed.



                                   SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CytoDyn, Inc.


Date: October 20, 2006                  /s/ Allen D. Allen
                                        ----------------------------
                                        Allen D. Allen
                                        President